SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) November 21, 2008
BARR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9860	42-1612474
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
225 Summit Avenue, Montvale, NJ, 07645
(Address of principal executive offices) (Zip code)
(201) 930-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On November 21, 2008, the shareholders of Barr Pharmaceuticals, Inc. voted to adopt the Agreement and Plan of Merger, dated July 17, 2008, by and among Barr Pharmaceuticals, Inc. (“Barr”), Teva Pharmaceutical Industries Limited (“Teva”) and a wholly owned subsidiary of Teva, Boron Acquisition Corp. as amended, under which Barr will merge with and into a wholly owned subsidiary of Teva Pharmaceuticals USA (also a wholly owned subsidiary of Teva). The merger is expected to be completed in December, 2008, subject to the satisfaction or waiver of the conditions set forth in the Agreement and Plan of Merger, including obtaining approval of the merger from U.S. and E.U. anti-trust authorities. Under the terms of the merger agreement, holders of Barr common stock will receive $39.90 in cash plus 0.6272 ordinary shares of Teva (in the form of American Depositary Shares) for each share of Barr common stock issued and outstanding immediately before the effective time of the merger.

Item 9.01	Financial Statement and Exhibits
(d) Exhibits

99.1	Barr Pharmaceuticals, Inc. November 21, 2008 press release.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARR PHARMACEUTICALS, INC.
Date: November 21, 2008	/s/ William T. McKee
William T. McKee
Executive Vice President and Chief Financial Officer